UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE CAPITAL II
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-160448 and 333-160448-01
                                                                                                                                     (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.75% Guaranteed Notes due 2012, Series VALE-2012	New York Stock Exchange

6.75% Guaranteed Notes due 2012, Series VALE.P-2012	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 19 of the Prospectus dated July 6, 2009 included in the registration statement on Form F-3 of Vale Capital II (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-160448 and 333-160448-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-8 through S-11 and S-14 through S-34, respectively, of the related Prospectus Supplement, dated July 7, 2009, which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
99(A). Prospectus dated July 6, 2009 and Prospectus Supplement dated July 7, 2009, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on July 7, 2009 (Registration Nos. 333-160448 and 333-160448-01) and to the filing by the Company and the Guarantor on July 6, 2009 (Registration Nos. 333-160448 and 333-160448-01).
99(B). Form of Global Notes (included in the First Supplemental Indenture and the Second Supplemental Indenture, incorporated by reference herein as Exhibits 99(D) and 99(E)).
99(C). Form of Indenture among the Company, the Guarantor and The Bank of New York Mellon (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on July 6, 2009 (Registration Nos. 333-160448 and 333-160448-01).
99(D). Form of First Supplemental Indenture among the Company, the Guarantor and the Trustee.
99(E). Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A. (Registrant)

By:	/s/ MARCIO FELIPE M. AIGNER

Name: MARCIO FELIPE M. AIGNER
Title: ATTORNEY-IN-FACT

By:	/s/ JOSÉ ALBERTO MENEZES PENEDO

Name: JOSÉ ALBERTO MENEZES PENEDO
Title: ATTORNEY-IN-FACT

VALE CAPITAL II (Registrant)

By:	/s/ MARCIO FELIPE M. AIGNER

Name: MARCIO FELIPE M. AIGNER
Title: ATTORNEY-IN-FACT

By:	/s/ JOSÉ ALBERTO MENEZES PENEDO

Name: JOSÉ ALBERTO MENEZES PENEDO
Title: ATTORNEY-IN-FACT
Dated: July 13, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated July 6, 2009 and Prospectus Supplement dated July 7, 2009, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on July 7, 2009 (Registration Nos. 333-160448 and 333-160448-01) and to the filing by the Company and the Guarantor on July 6, 2009 (Registration Nos. 333-160448 and 333-160448-01).

99(B)	Form of Global Notes (included in the First Supplemental Indenture and the Second Supplemental Indenture, incorporated by reference as Exhibits 99(D) and 99(E)).

99(C)	Form of Indenture among the Company, Vale S.A. (the “Guarantor”) and The Bank of New York Mellon (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 of the Company filed on July 6, 2009 (Registration Nos. 333-160448 and 333-160448-01).

99(D)	Form of First Supplemental Indenture among the Company, the Guarantor and the Trustee.

99(E)	Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee.